Exhibit 99.1

 November 4, 2009

For Immediate Release

Sport Supply Group Announces Record Q1 EPS of $0.37 per Share;
Sales Growth of 5.3% in Company’s Quarter Ended September 30, 2009

•	Raising FY10 EPS Guidance to $0.91 - $1.00 per diluted share
•	Introducing FY10 Sales Guidance for Top Line Growth of $13 - $20
Million to $263 – $270 Million
•	Introducing FY10 Operating Cash Flow Estimate of $17 – $19 Million; Free
Cash Flow Estimate of $16 - $18 Million
•	Cash Balance Increased to $16.7 Million from $10.7 Million in last Ninety Days

Dallas, TX. Sport Supply Group, Inc. (NASDAQ – RBI) today announced record results for its first fiscal quarter ended September 30, 2009. Financial highlights from the Quarter include:

•	Net Sales Increased 5.3% to $77.5 Million from $73.6 Million
•	Gross Margins of 36.0%
•	SG&A Expenses of 24.7%
•	Operating Margins of 11.3%
•	Diluted Earnings Per Share of $0.37 Per Share vs. $0.35 in Year Ago Period
•	Free Cash Flow from Operations Increased 61% to $6.2 Million from $3.8 Million

The Company will host a conference call at 3:30PM CT / 4:30PM ET today, November 4, 2009 to discuss these results and future plans. The call may be accessed by dialing 866-578-5788 and using pass code 86060318. A replay of the call will be available for seven days and can be accessed by dialing 888-286-8010 and using pass code 33545513.

Commenting on the Quarter, Adam Blumenfeld, Chairman and Chief Executive Officer, stated: “I am proud to report outstanding results for our important first fiscal quarter. Delivering such results in this challenging economy is a testament to our talented and dedicated team of nearly 800 employees nationwide; to our non-retail oriented direct selling business model, and our diversified base of more than 100,000 institutional customers.

The Company generated 5.3% sales growth in our largest and most difficult comparative sales quarter of the year and, simultaneously, produced record operating profits. Strength in sales was broad based with our Catalog Platform producing 7.3% organic top line growth, and our Road Sales Platform producing 3.0% top line growth. The combination of solid sales growth, stable gross margins and well controlled SG&A expenses resulted in record earnings per share.

Additionally, we added $6.0 million in cash to our balance sheet over the last ninety days, bringing cash on-hand to $16.7 million as of September 30, 2009. This strong cash position, coupled with an untapped $40 million credit facility with Bank of America and continued positive cash flow, uniquely positions Sport Supply Group to both repay our remaining outstanding convertible debentures on December 1, 2009 and monetize internal and external expansion opportunities as situations merit. We have worked diligently over the last two years to deliver superior results while also building a highly scalable infrastructure. We believe SSG is better positioned today – strategically, operationally and financially - to become a materially larger and more profitable corporation.”

Mr. Blumenfeld concluded: “While we still expect the economy may experience challenges, we think the current operating environment lends itself to a ‘strong get stronger’ scenario and favors Sport Supply Group’s best of breed direct selling platform. We look forward to executing on our many existing organic growth drivers while we continue to evaluate a full pipeline of joint venture and acquisition related opportunities – all with an eye towards increasing returns for our shareholders.”

Additional Recent Developments

•	Acquisition of Webster, Doerner, and Har-bell sales teams expands SSG’s reach vertically into key territories and accounts
•
Exclusive five year contract with U.S. Communities, effective October 1, 2009, for P.E. product, athletic equipment and uniforms to act as a cornerstone for the Company’s organic school district aggregation efforts – via catalog and online procurement

•	Exclusive multi year contract with Focused Fitness provides SSG a curriculum-based approach to the fight against childhood obesity
•	Exclusive alliance with Prepsportswear.com provides more than 1200 SKUS of customized apparel for individuals, coaching staffs, teams and leagues – enhancing our B2C and B2B product lines.

Outlook

The Company stated today that it is raising FY10 EPS guidance to a range of $0.91 - $1.00 per diluted share; introducing operating cash flow estimates of $17 - $19 Million, and Free Cash Flow estimates of $16 - $18 Million. The Company estimates FY10 sales growth of approximately $13 - $20 Million to a range of $263 - $270 Million, up from $250.2 Million in Fiscal 2009.

About Sport Supply Group

Sport Supply Group, Inc. is the nation’s leading marketer, manufacturer and distributor of sporting goods and branded team uniforms to the institutional and team sports market. The Company markets via 3 million direct catalogs, a 40 man telesales team, more than 200 direct sales professionals, 60 Platinum Re-distribution partners and a family of company-controlled websites.

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to the Company's anticipated financial performance, business prospects, new developments and similar matters, and/or statements preceded by, followed by or that include the words "believes," "could," "expects," "anticipates," "estimates," "intends," "plans," or similar expressions. These forward-looking statements are based on management's current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those suggested by the forward-looking statements due to a variety of factors, including changes in business, political, and economic conditions which changes may negatively impact school and other government supported budgets as well as the cost of doing business, actions and initiatives by current and potential competitors, the availability and cost of financing, and certain other additional factors described in the Company's filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in the Company’s annual reports on Form 10-K and under the heading “Risk Factors” and/or “Statement Regarding Forward-Looking Disclosure” in the Company’s quarterly reports on Form 10-Q. Other unknown or unpredictable factors also could have material adverse effects on the Company's future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Contact:

Sport Supply Group, Inc.
Adam Blumenfeld, 972-243-0879

SPORT SUPPLY GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share and per share amounts)

	Three Months Ended
	September 30,
	2009	2008

Net sales	$77,470	$73,577
Cost of sales	49,566	46,658

Gross profit	27,904	26,919

Selling, general and administrative expenses	19,150	18,254

Operating profit	8,754	8,665

Other income (expense):
Interest income	17	77
Interest expense	(526)	(737)
Other income	–	20

Total other expense, net	(509)	(640)

Income before income taxes	8,245	8,025

Income tax provision	3,186	2,964

Net income	$5,059	$5,061

Weighted average number of shares outstanding:
Basic	12,455,490	12,428,249
Diluted	14,526,121	15,749,619

Net income per share common stock – basic	$0.41	$0.41
Net income per share common stock – diluted	$0.37	$0.35

Dividends declared per share common stock	$0.025	$0.025

SPORT SUPPLY GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	June 30,
	2009	2009

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$16,720	$10,743
Accounts receivable, net	44,556	32,276
Inventories, net	29,980	33,872
Current portion of deferred income taxes	4,040	4,040
Prepaid expenses and other current assets	2,117	3,649
Total current assets	97,413	84,580
PROPERTY AND EQUIPMENT, net	8,240	8,504
DEFERRED DEBT ISSUANCE COSTS, net	189	291
INTANGIBLE ASSETS, net	6,046	6,226
GOODWILL	53,525	53,426
OTHER ASSETS, net	76	76
Total assets	$165,489	$153,103

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$24,391	$20,132
Accrued liabilities	8,273	7,462
Dividends payable	312	311
Accrued interest	554	140
Current portion of long-term debt	28,882	28,892
Income taxes payable	1,347	–
Total current liabilities	63,759	56,937
DEFERRED INCOME TAX LIABILITY	4,304	4,331
Total liabilities	68,063	61,268
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock	–	–
Common stock	125	125
Additional paid-in capital	67,370	66,526
Retained earnings	30,734	25,987
Treasury stock at cost	(803)	(803)
Total stockholders' equity	97,426	91,835

Total liabilities and stockholders' equity	$165,489	$153,103

SPORT SUPPLY GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the three months ended September 30,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$5,059	$5,061
Adjustments to reconcile net income to cash provided by
operating activities:
Provision for uncollectible accounts receivable	281	282
Depreciation and amortization	670	703
Amortization of deferred debt issuance costs	111	311
Discount on early retirement of long term debt	–	(250)
Deferred taxes	(27)	327
Stock-based compensation expense	695	284
Changes in operating assets and liabilities:
Accounts receivable	(12,561)	(9,174)
Inventories	4,005	722
Prepaid expenses and other current assets	(296)	(1,110)
Other assets, net	–	10
Accounts payable	4,259	5,631
Income taxes payable / prepaid income taxes	3,175	1,604
Accrued liabilities and accrued interest	1,085	(351)

Net cash provided by operating activities:	6,456	4,050

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(229)	(193)
Proceeds from disposals of property and equipment	52	–
Cash used in business acquisitions	121)	–
Net cash used in investing activities:	(298)	(193)

CASH FLOWS FROM FINANCING ACTIVITIES:
Early retirement of long term debt	–	(5,234)
Deferred debt issuance cost	(9)	–
Payments on notes payable and line of credit	(10)	(26)
Payment of dividends	(311)	(309)
Tax benefit related to the exercise of stock options	26	–
Proceeds from issuance of common stock	123	230
Net cash used in financing activities:	(181)	(5,339)

Net change in cash and cash equivalents	5,977	(1,482)
Cash and cash equivalents, beginning of period	10,743	20,531
Cash and cash equivalents, end of period	$16,720	$19,049

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$–	$55
Cash paid for income taxes	$50	$1,049

SPORT SUPPLY GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS TO EBITDA AND
ADJUSTED EBITDA
(Unaudited, in thousands)

	Three Months Ended September 30,		Trailing Twelve Months Ended September 30,
	2009	2008	2009	2008

Net Income	$5,059	$5,061	$11,913	$10,699
Provision for income taxes	3,186	2,964	7,566	6,730
Interest expense, net of interest income	509	660	1,598	3,346
Depreciation and amortization	670	703	2,767	3,527
EBITDA (a)	9,424	9,388	23,844	24,302
Other expenses:
Stock-based compensation expense	695	284	1,567	693
Adjusted EBITDA (a)	$10,119	$9,672	$25,411	$24,995

(a)  EBITDA and Adjusted EBITDA are non-GAAP financial measures.  EBITDA is defined as net income before interest expense (net of interest income), income taxes, depreciation and amortization.  Adjusted EBITDA is defined as net income before interest expense (net of interest income), income taxes, depreciation, amortization, and other items included in the caption above labeled "Other expenses" which do not directly relate to the ongoing operations.  SSG management relies on EBITDA and adjusted EBITDA as the primary measures to review and assess operating performance.  SSG believes it is useful to investors to provide disclosures of its operating results on the same basis that is used by management.  Management and investors also review EBITDA and adjusted EBITDA to evaluate SSG's overall performance and to compare SSG's current operating results with corresponding periods and with other companies.   You should not consider EBITDA and adjusted EBITDA in isolation or as a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States of America.  Because EBITDA and Adjusted EBITDA are not measures of financial performance under accounting principles generally accepted in the United States of America and are susceptible to varying calculations, they may not be comparable to similarly titled measures of other companies.

SPORT SUPPLY GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF CASH FLOW PROVIDED BY OPERATING ACTIVITIES
TO FREE CASH FLOW FROM OPERATIONS
(Unaudited, in thousands)

	Three Months Ended September 30,
	2009	2008

Net cash provided by operating activities	$6,456	$4,050

Adjustments to reconcile net cash provided by operating activities to free cash flow from operations:

Capital expenditures	(229)	(193)

Free cash flow from operations (b)	$6,227	$3,857

(b)  Free cash flow from operations is a non-GAAP financial measure.  Free cash flow from operations is defined as net cash provided by (used in) operating activities less capital expenditures.  SSG management relies on free cash flow from operations as the primary measure to review and assess liquidity.  SSG believes it is useful to investors to provide disclosures of its operating results on the same basis that is used by management.  Management and investors also review free cash flow from operations to evaluate SSG’s overall performance and to compare SSG’s current results with corresponding periods and with other companies.  You should not consider free cash flow from operations in isolation or as a substitute for net cash provided by (used in) operating activities or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States of America.  In addition, free cash flow from operations does not necessarily represent funds available for discretionary use and is not necessarily a measure of SSG’s ability to fund its cash needs.  Because free cash flow from operations is not a measure of financial performance under accounting principles generally accepted in the United States of America and is susceptible to varying calculations, it may not be comparable to similarly titled measures of other companies.